POWER OF ATTORNEY

The undersigned, Sherri Goodman, hereby appoints each of Seth
Grae, Larry Goldman and Andrey Mushakov, individually, her attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or greater than 10% holder of Lightbridge Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, as amended from time to time (the "Exchange Act"), and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an Officer, Director and/or greater than 10% holder of the Company, Form 144 in accordance with the Securities Act of 1933 and the rules thereunder, as amended from time to time (the "Securities Act");

(3) perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or Form 144 or any amendment thereto and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do anything that is necessary or desirable in the exercise of any of the rights and powers herein granted, as fully and to all intents and purposes as the undersigned could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms under Section 16(a) of the Exchange Act and Form 144 under the Securities Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of August 2025.

/s/ Sherri Goodman

Sherri Goodman